Distribution Solutions Group Announces
2024 Full Year and Fourth Quarter Results
Full Year Revenue Up 14.9% to $1.80B; Fourth Quarter Organic Sales Growth Drives Strong Cash Flow

FORT WORTH, TEXAS, March 6, 2025 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the full year and fourth quarter ended December 31, 2024. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2 and 5.

	Three Months Ended					Twelve Months Ended
	December 31,			September 30,		December 31,
(Dollars in thousands)	2024	2023	% Change	2024	% Change	2024	2023	% Change
Revenue	$480,463	$405,239	18.6%	$468,019	2.7%	$1,804,104	$1,570,402	14.9%

Operating income	$20,067	$(289)	N/M	$18,947	5.9%	$55,955	$42,991	30.2%
Non-GAAP adjusted operating income(1)	$37,293	$28,006	33.2%	$42,458	(12.2)%	$148,364	$133,711	11.0%

Non-GAAP adjusted EBITDA	$44,899	$33,880	32.5%	$49,110	(8.6)%	$175,257	$157,036	11.6%

Operating income (loss) as a percent of revenue	4.2%	(0.1)%	430bps	4.0%	20bps	3.1%	2.7%	40bps
Adjusted EBITDA as a percent of revenue	9.3%	8.4%	90bps	10.5%	-120bps	9.7%	10.0%	-30bps
(1)In the first quarter of 2024, the Company changed the treatment of amortization of intangible assets to be included in the calculation of Non-GAAP adjusted operating income. Prior periods have been adjusted to conform to current period presentation.
N/M - Not meaningful

Bryan King, CEO and Chairman, said, "Our fourth quarter top-line performance was in line with expectations, delivering consolidated total sales expansion of 18.6% and organic sales growth up 3.5% over a year ago. Adjusted EBITDA in the quarter grew to $44.9 million or 9.3% of sales compared to $33.9 million or 8.4% a year ago. As expected, inclusion of the 2024 Source Atlantic acquisition compressed our net margins by approximately 50bps for the quarter. During the quarter we generated cash flow from operations of $45.7 million. Sequentially compared to the third quarter, total sales grew by 2.7% while, as expected, Adjusted EBITDA contracted due to fewer selling days and a full quarter of the Source Atlantic acquisition that initially has a lower margin profile that we will be expanding.

"Despite the soft economic backdrop that existed for most of 2024, we are pleased with our full-year performance as revenues grew by 14.9% to $1.8 billion and Adjusted EBITDA expanded to $175.3 million, up 11.6%. During 2024 we deployed approximately $216.0 million of capital in five strategic acquisitions. During the fourth quarter, we closed on two small acquisitions, ConRes Test Equipment and Tech-Component Resources, to expand our service offerings and support our customer expansion efforts. While we are early in the integration process of our five 2024 acquisitions, we firmly believe these will strengthen our position as a specialty distribution company.

"We remain highly focused on long-term value creation through the growth of our industrial distribution platform and the compounding effect of our cash flow reinvestment. We continue to build a structurally higher-margin business by strategically scaling our platform through organic growth and highly strategic M&A. Our acquisitions are targeted to improve and expand our high-touch, value-added distribution solutions to the MRO, OEM, and Industrial Technologies verticals in a diversified set of end markets. Our focus on capital returns and generating high cash flow conversion rates positions us well to maximize long-term value for our shareholders," concluded Mr. King.

2024 Full Year Summary(1)

•Revenue was $1.80 billion, an increase of $233.7 million or 14.9% including $268.2 million of partial-year revenue from five acquisitions closed in 2024 and one acquisition closed in 2023 not in for the full year of 2023. Organic revenue decreased 2.6% for 2024 versus 2023.
•Operating income increased $13.0 million from the prior year to $56.0 million, net of acquired intangible amortization of $47.5 million and $44.9 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. Adjusted operating income, excluding these non-cash and non-recurring items, grew 11.0% to $148.4 million compared to $133.7 million in 2023.
•Adjusted EBITDA grew to $175.3 million in 2024, or 9.7% of revenue, compared to $157.0 million or 10.0% of revenue in the prior year. Excluding the impact of the Source Atlantic acquisition, Adjusted EBITDA as a percentage of revenue would have been 9.9%.
•Diluted loss per share was $0.16 for the year compared to $0.20 in the year-ago period. Non-GAAP adjusted diluted earnings per share was $1.44 compared to $1.42 in the prior year on higher weighted average shares of 46.8 million in 2024 versus 44.9 million in 2023.
•Expanded the credit facility by $255 million with an additional term loan of $200 million and an increase in the revolver of $55 million to $255 million. The Company ended the year with total liquidity of $334.7 million, consisting of $81.7 million of cash (restricted and unrestricted) and $253.0 million of availability under its credit facility with net debt leverage of 3.5x.
•Cash generated from operations was $56.5 million net of payments for non-recurring acquisition-related retention payments and acquisition costs of $44.7 million. Excluding these items, cash generated from operations was $101.2 million. Uses of cash for 2024 included net capital expenditures of $14.4 million and share repurchases of $2.6 million at an average price of $30.13.
•Deployed capital of approximately $216.0 million completing 5 strategic acquisitions during 2024, expanding our scale and customer base and enhancing our enterprise-wide product offerings.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 4 and 5.

2024 Fourth Quarter Summary(2)

•Generated cash flows from operating activities of $45.7 million in the fourth quarter of 2024, compared to $28.2 million in the year ago quarter.
•Revenue increased $75.2 million, or 18.6%, to $480.5 million, including $61.0 million of partial-year revenue from five acquisitions closed in 2024. Organic sales grew 3.5% over a year ago but seasonally decreased 2.2% sequentially over the third quarter of 2024. Organic average daily sales grew 2.4% over a year ago and 0.4% sequentially over the third quarter of 2024.
•Operating income was $20.1 million, net of $12.6 million of non-cash acquired intangible amortization and $4.7 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. This compares to an operating loss of $0.3 million in the prior year quarter, net of similar items as 2024. Adjusted operating income, excluding these non-cash and non-recurring items, was $37.3 million in the current quarter compared to $28.0 million in the year-ago quarter and $42.5 million in the third quarter of 2024.
•Diluted loss per share was $0.55 for the quarter compared to $0.35 in the year-ago quarter. Non-GAAP adjusted diluted earnings per share was $0.42 inclusive of $0.08 for the benefit of lower deferred tax reserves compared to $0.22 for the same period a year ago and $0.37 for the third quarter of 2024.

•Adjusted EBITDA grew $11.0 million to $44.9 million, or 9.3% of sales, compared to $33.9 million, or 8.4% of sales in the prior year quarter. Inclusion of the Source Atlantic acquisition for all of the fourth quarter compressed Adjusted EBITDA as a percentage of sales by approximately 50bps. Sequentially, Adjusted EBITDA decreased by $4.2 million from the third quarter of 2024 and decreased as a percentage of sales by 120bps.
•Completed the acquisitions of ConRes Test Equipment, a leading test and measurement equipment provider and Tech-Component Resources Pte Ltd ("TCR"), a distributor of fasteners, mechanical components, and other industrial products in Southeast Asia serving OEM customers and related applications.
(2) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 5.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss 2024 full year and fourth quarter results at 9:00 a.m. Eastern Time on March 6, 2025. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 609068. A replay of the conference call will be available by telephone approximately two hours after completion of the call through March 20, 2025. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 51823. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group's website. Presentations may be supplemented by a series of slides appearing on the company's investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 200,000 customers in several diverse end markets supported by approximately 4,400 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe-harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The terms "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG’s business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$66,479	$83,931
Restricted cash	15,247	15,695
Accounts receivable, less allowances	250,717	213,448
Inventories	348,226	315,984
Prepaid expenses and other current assets	31,505	28,272
Total current assets	712,174	657,330
Property, plant and equipment, net	125,524	113,811
Rental equipment, net	39,376	24,575
Goodwill	462,789	399,925
Deferred tax asset, net	136	95
Intangible assets, net	269,763	253,834
Cash value of life insurance	19,916	18,493
Right of use operating lease assets	91,962	76,340
Other assets	5,615	5,928
Total assets	$1,727,255	$1,550,331
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$125,575	$98,674
Current portion of long-term debt	40,476	32,551
Current portion of lease liabilities	18,951	13,549
Accrued expenses and other current liabilities	81,259	97,241
Total current liabilities	266,261	242,015
Long-term debt, less current portion, net	693,903	535,881
Lease liabilities	77,758	67,065
Deferred tax liability, net	22,265	18,326
Other liabilities	26,525	25,443
Total liabilities	1,086,712	888,730
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,738,290 and 47,535,618 shares, respectively Outstanding - 46,856,757 and 46,758,359 shares, respectively	46,856	46,758
Capital in excess of par value	677,473	671,154
Retained deficit	(42,039)	(34,707)
Treasury stock – 881,533 and 777,259 shares, respectively	(19,631)	(16,434)
Accumulated other comprehensive income (loss)	(22,116)	(5,170)
Total stockholders' equity	640,543	661,601
Total liabilities and stockholders' equity	$1,727,255	$1,550,331

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023

Revenue	$480,463	$405,239	$1,804,104	$1,570,402
Cost of goods sold	320,472	267,555	1,190,329	1,018,527
Gross profit	159,991	137,684	613,775	551,875

Selling, general and administrative expenses	139,924	137,973	557,820	508,884

Operating income (loss)	20,067	(289)	55,955	42,991

Interest expense	(15,365)	(12,717)	(55,145)	(42,774)
Change in fair value of earnout liabilities	(127)	112	(988)	758
Other income (expense), net	(440)	(113)	(358)	(2,982)

Income (loss) before income taxes	4,135	(13,007)	(536)	(2,007)
Income tax expense (benefit)	30,060	3,323	6,796	6,960

Net income (loss)	$(25,925)	$(16,330)	$(7,332)	$(8,967)

Basic income (loss) per share of common stock	$(0.55)	$(0.35)	$(0.16)	$(0.20)

Diluted income (loss) per share of common stock	$(0.55)	$(0.35)	$(0.16)	$(0.20)

Basic weighted average shares outstanding	46,849,345	46,804,556	46,811,354	44,868,862

Diluted weighted average shares outstanding	46,849,345	46,804,556	46,811,354	44,868,862

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023
Operating activities
Net income (loss)	$(7,332)	$(8,967)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	74,376	63,588
Amortization of debt issuance costs	2,922	2,420
Stock-based compensation	5,233	7,940
Compensation expense related to employee share purchases	—	427
Deferred income taxes	(6,649)	(8,028)
Change in fair value of earnout liabilities	988	(758)
(Gain) loss on sale of rental equipment	(2,813)	(2,675)
(Gain) loss on sale of property, plant and equipment	(61)	294
Charge for step-up of acquired inventory	2,882	3,582
Net realizable value adjustment and write-offs for obsolete and excess inventory	6,612	8,990
Bad debt expense	863	784
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,423)	18,020
Inventories	(9,227)	(1,236)
Prepaid expenses and other current assets	(869)	931
Accounts payable	11,338	3,048
Accrued expenses and other current liabilities	(21,254)	13,667
Other changes in operating assets and liabilities	867	259
Net cash provided by (used in) operating activities	56,453	102,286
Investing activities
Purchases of property, plant and equipment	(13,684)	(15,337)
Proceeds from sale of property, plant and equipment	3,662	—
Business acquisitions, net of cash acquired	(199,423)	(259,835)
Asset acquisitions	(15,853)	—
Purchases of rental equipment	(9,509)	(9,341)
Proceeds from sale of rental equipment	5,124	5,990
Net cash provided by (used in) investing activities	(229,683)	(278,523)
Financing activities
Proceeds from revolving lines of credit	211,599	180,982
Payments on revolving lines of credit	(213,634)	(302,083)
Proceeds from term loans	200,000	305,000
Payments on term loans	(32,750)	(26,375)
Deferred financing costs	(2,064)	(3,419)
Proceeds from rights offering, net of offering costs of $1,531	—	98,469
Repurchase of common stock	(2,580)	(3,619)
Shares repurchased held in treasury	(617)	(287)
Proceeds from employees for share purchases	—	3,253
Payment of financing lease principal	(653)	(515)
Payment of earnout	—	(1,000)
Net cash provided by (used in) financing activities	159,301	250,406
Effect of exchange rate changes on cash and cash equivalents	(3,971)	717
Increase (decrease) in cash, cash equivalents and restricted cash	(17,900)	74,886
Cash, cash equivalents and restricted cash at beginning of period	99,626	24,740
Cash, cash equivalents and restricted cash at end of period	$81,726	$99,626
Cash and cash equivalents	$66,479	$83,931
Restricted cash	15,247	15,695
Total cash, cash equivalents and restricted cash	$81,726	$99,626

Distribution Solutions Group, Inc.
Segment Reporting

Change in Reportable Segments: In the third quarter of 2024, as a result of the Source Atlantic Limited ("Source Atlantic") acquisition, we realigned our reportable segments by adding a new segment with a focus on the Canadian MRO market. The new Canada Branch Division segment includes the results of Source Atlantic and Bolt Supply House ("Bolt"). The results of Bolt had previously been included in our All Other non-reportable segment prior to Q3 2024. The results of the Lawson, TestEquity and Gexpro Services reportable segments did not change. The segment realignment had no impact on our financial condition or results of operations. Prior period segment results have been recast to reflect our new reportable segments.

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
Lawson Products	$111,783	$109,807	$469,044	$468,711
Canada Branch Division	59,041	13,236	125,099	55,890
Gexpro Services	118,797	93,211	440,723	405,733
TestEquity	191,306	190,685	771,180	641,768
Intersegment revenue elimination	(464)	(1,700)	(1,942)	(1,700)
Total	$480,463	$405,239	$1,804,104	$1,570,402

Operating income (loss):
Lawson Products	$3,593	$5,140	$14,555	$32,498
Canada Branch Division	1,178	1,186	6,024	5,731
Gexpro Services	11,437	3,516	36,533	27,000
TestEquity	5,029	(8,282)	3,967	(16,465)
All Other	(1,170)	(1,849)	(5,124)	(5,773)
Total	$20,067	$(289)	$55,955	$42,991

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended December 31, 2024 and 2023, the three months ended September 30, 2024, and for the years ended December 31, 2024 and 2023. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
Net income (loss)	$(25,925)	$(16,330)	$21,921	$(7,332)	$(8,967)
Income tax expense (benefit)	30,060	3,323	(19,007)	6,796	6,960
Other income (expense), net	440	113	15	358	2,982
Change in fair value of earnout liabilities	127	(112)	858	988	(758)
Interest expense	15,365	12,717	15,160	55,145	42,774
Operating income (loss)	20,067	(289)	18,947	55,955	42,991
Depreciation and amortization	20,165	16,272	18,624	74,376	63,588
Stock-based compensation(1)	910	2,499	2,432	5,233	7,940
Severance and acquisition related retention expenses(2)	639	11,400	3,568	23,236	24,666
Acquisition related costs(3)	1,689	2,498	2,901	10,142	11,561
Inventory step-up(4)	1,122	716	1,126	2,882	3,582
Other non-recurring(5)	307	784	1,512	3,433	2,708
Non-GAAP adjusted EBITDA	$44,899	$33,880	$49,110	$175,257	$157,036

Operating income (loss) as a percent of revenue	4.2%	(0.1)%	4.0%	3.1%	2.7%

Adjusted EBITDA as a percent of revenue	9.3%	8.4%	10.5%	9.7%	10.0%
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(2)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses for the Hisco and S&S Automotive acquisitions.
(3)Transaction and integration costs related to acquisitions.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2024		December 31, 2023(4)		September 30, 2024
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$(25,925)	$(0.55)	$(16,330)	$(0.35)	$21,921	$0.46

Pretax adjustments:
Stock-based compensation	910	0.02	2,499	0.05	2,432	0.05
Acquisition related costs	1,689	0.04	2,498	0.05	2,901	0.06
Amortization of intangible assets	12,559	0.27	10,398	0.22	11,972	0.25
Severance and acquisition related retention expenses	639	0.01	11,400	0.24	3,568	0.08
Change in fair value of earnout liabilities	127	—	(112)	—	858	0.02
Inventory step-up	1,122	0.02	716	0.02	1,126	0.02
Other non-recurring	307	0.01	784	0.02	1,512	0.03
Total pretax adjustments	17,353	0.37	28,183	0.60	24,369	0.51
Tax effect on adjustments(1)/(3)	2,054	0.04	(7,412)	(0.16)	(11,210)	(0.23)
Deferred tax asset valuation allowance(3)/(5)	26,205	0.56	6,144	0.13	(17,425)	(0.37)
Non-GAAP adjusted net income	$19,687	$0.42	$10,585	$0.22	$17,655	$0.37

(1)The adjustment to the income tax expense (benefit) is determined by excluding the non-GAAP adjustments by jurisdiction.
(2)Pretax adjustments to diluted EPS calculated on 46.849 million, 46.805 million and 47.560 million diluted shares for the fourth quarter of 2024 and 2023,and the third quarter of 2024, respectively.
(3)The quarter-to-date amounts are derived from the current period year-to-date amount less the previous quarter year-to-date amount.
(4)Share and per share data for all periods presented reflect two-for-one stock split.
(5)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction.

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31, 2024		December 31, 2023(3)
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$(7,332)	$(0.16)	$(8,967)	$(0.20)

Pretax adjustments:
Stock-based compensation	5,233	0.11	7,940	0.18
Acquisition related costs	10,142	0.22	11,561	0.26
Amortization of intangible assets	47,483	1.01	40,263	0.90
Severance and acquisition related retention expenses	23,236	0.50	24,666	0.55
Change in fair value of earnout liabilities	988	0.02	(758)	(0.02)
Inventory step-up	2,882	0.06	3,582	0.08
Other non-recurring	3,433	0.07	2,708	0.06
Total pretax adjustments	93,397	1.99	89,962	2.01
Tax effect on adjustments(1)	(23,735)	(0.51)	(23,660)	(0.53)
Deferred tax asset valuation allowance(4)	5,674	0.12	6,144	0.14
Non-GAAP adjusted net income	$68,004	$1.44	$63,479	$1.42

(1)The adjustment to the income tax expense (benefit) is determined by excluding the non-GAAP adjustments by jurisdiction.
(2)Pretax adjustments to diluted EPS calculated on 46.811 million and 44.869 million diluted shares for the twelve months ended December 31, 2024 and 2023, respectively.
(3)Share and per share data for all periods presented reflect two-for-one stock split.
(4)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction.

Distribution Solutions Group, Inc.
Table 5 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
Operating income (loss)	$20,067	$(289)	$18,947	$55,955	$42,991

Gross profit adjustments:
Inventory step-up(1)	1,122	716	1,126	2,882	3,582
Total gross profit adjustments	1,122	716	1,126	2,882	3,582

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	1,689	2,498	2,901	10,142	11,561
Amortization of intangible assets	12,559	10,398	11,972	47,483	40,263
Stock-based compensation(3)	910	2,499	2,432	5,233	7,940
Severance and acquisition related retention expenses(4)	639	11,400	3,568	23,236	24,666
Other non-recurring(5)	307	784	1,512	3,433	2,708
Total selling, general and administrative adjustments	16,104	27,579	22,385	89,527	87,138

Total adjustments	17,226	28,295	23,511	92,409	90,720
Non-GAAP adjusted operating income	$37,293	$28,006	$42,458	$148,364	$133,711

(1)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(2)Transaction and integration costs related to acquisitions.
(3)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(4)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses for the Hisco and S&S Automotive acquisitions.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 6 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
Q4 2024 and Q4 2023
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Canada Branch Division		All Other		Eliminations		Consolidated DSG
Quarter Ended	Q4 2024	Q4 2023	Q4 2024	Q4 2023	Q4 2024	Q4 2023	Q4 2024	Q4 2023	Q4 2024	Q4 2023	Q4 2024	Q4 2023	Q4 2024	Q4 2023
Revenue from external customers	$111,772	$109,475	$118,505	$91,968	$191,145	$190,560	$59,041	$13,236	$—	$—	$—	$—	$480,463	$405,239
Intersegment revenue	11	332	292	1,243	161	125	—	—	—	—	(464)	(1,700)	—	—
Revenue	$111,783	$109,807	$118,797	$93,211	$191,306	$190,685	$59,041	$13,236	$—	$—	$(464)	$(1,700)	$480,463	$405,239

Operating income (loss)	$3,593	$5,140	$11,437	$3,516	$5,029	$(8,282)	$1,178	$1,186	$(1,170)	$(1,849)			$20,067	$(289)

Depreciation and amortization	6,218	4,407	3,984	4,026	8,048	7,315	1,915	524	—	—			20,165	16,272
Adjustments:
Acquisition related costs(1)	369	360	584	268	713	931	23	—	—	939			1,689	2,498
Stock-based compensation(2)	544	2,499	—	—	208	—	—	—	158	—			910	2,499
Severance and acquisition related retention expenses(3)	273	46	183	199	180	11,153	4	2	(1)	—			639	11,400
Inventory step-up(4)	—	—	—	—	—	716	1,122	—	—	—			1,122	716
Other non-recurring(5)	—	(30)	(360)	814	667	—	—	—	—	—			307	784

Non-GAAP adjusted EBITDA	$10,997	$12,422	$15,828	$8,823	$14,845	$11,833	$4,242	$1,712	$(1,013)	$(910)			$44,899	$33,880

Operating income (loss) as a percent of revenue	3.2%	4.7%	9.6%	3.8%	2.6%	(4.3)%	2.0%	9.0%	N/M	N/M			4.2%	(0.1)%
Adjusted EBITDA as a percent of revenue	9.8%	11.3%	13.3%	9.5%	7.8%	6.2%	7.2%	12.9%	N/M	N/M			9.3%	8.4%

(1)Transaction and integration costs related to acquisitions.
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(3)Includes severance expense from actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.
N/M - Not meaningful

Distribution Solutions Group, Inc.
Table 7 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
YTD 2024 and 2023
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Canada Branch Division		Other		Eliminations		Consolidated DSG
Year Ended	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Revenue from external customers	$468,976	$468,379	$439,163	$404,490	$770,866	$641,643	$125,099	$55,890	$—	$—	$—	$—	$1,804,104	$1,570,402
Intersegment revenue	68	332	1,560	1,243	314	125	—	—	—	—	(1,942)	(1,700)	—	—
Revenue	$469,044	$468,711	$440,723	$405,733	$771,180	$641,768	$125,099	$55,890	$—	$—	$(1,942)	$(1,700)	$1,804,104	$1,570,402

Operating income (loss)	$14,555	$32,498	$36,533	$27,000	$3,967	$(16,465)	$6,024	$5,731	$(5,124)	$(5,773)			$55,955	$42,991

Depreciation and amortization	24,349	19,532	15,489	15,986	30,799	26,002	3,739	2,068	—	—			74,376	63,588
Adjustments:
Acquisition related costs(1)	7,023	3,015	1,501	1,081	2,251	6,215	23	—	(656)	1,250			10,142	11,561
Stock-based compensation(2)	4,132	7,940	—	—	433	—	—	—	668	—			5,233	7,940
Severance and acquisition related retention expenses (3)	4,937	476	460	238	17,791	23,949	49	3	(1)	—			23,236	24,666
Inventory step-up(4)	1,066	—	—	—	—	3,582	1,816	—	—	—			2,882	3,582
Other non-recurring(5)	337	202	1,792	886	1,047	—	—	—	257	1,620			3,433	2,708

Non-GAAP adjusted EBITDA	$56,399	$63,663	$55,775	$45,191	$56,288	$43,283	$11,651	$7,802	$(4,856)	$(2,903)			$175,257	$157,036

Operating income (loss) as a percent of revenue	3.1%	6.9%	8.3%	6.7%	0.5%	(2.6)%	4.8%	10.3%	N/M	N/M			3.1%	2.7%
Adjusted EBITDA as a percent of revenue	12.0%	13.6%	12.7%	11.1%	7.3%	6.7%	9.3%	14.0%	N/M	N/M			9.7%	10.0%

(1)Transaction and integration costs related to acquisitions.
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(3)Includes severance expense from actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.
N/M - Not meaningful

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207